EXHIBIT 24

PulteGroup, Inc.

Power of Attorney

I appoint Todd N. Sheldon, Ellen Padesky Maturen, KellyMarie M. Conlon, Brien O?Meara, and Graham B. Overton, signing singly, as attorney-in-fact to:

1.	Execute for and on my behalf, in my capacity as an officer, director and/or 10% shareholder of PulteGroup, Inc. (the ?Company?), a Form ID Application, Forms 144, 3, 4, 5, and any amendment(s) thereto, in accordance with Rule 144 of the Securities Act of 1933, as amended, or Section 16(a) of the Securities Exchange Act of 1934, as amended; and,

2.	Do and perform any and all acts for and on my behalf which may be necessary to complete and execute any such Form ID Application, Form 144, 3, 4, or 5, complete and execute any amendment(s) thereto, and timely file such form(s) with the United States Securities and Exchange Commission and any stock exchange, stock market or similar authority; and,

3.	Take any other action of any type which, in the opinion of such attorney-in-fact, may be in the best interest of, or legally required by me, and I understand that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion.

I grant to each such attorney-in-fact full power and authority to do and perform any and every act required or necessary to be done to exercise any of the rights and powers herein granted, as fully as I could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Rule 144 of the Securities Act of 1933, as amended, and Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until I am no longer required to file a Form ID Application, Forms 144, 3, 4, 5, and any requisite amendments, with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of this 8th day of January, 2019.

/s/ Stephen P. Schlageter
Stephen P. Schlageter